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                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                                Nucor Corporation

                                  $350,000,000

                              4.875% Notes due 2012

                               Purchase Agreement

                                                              September 26, 2002


Banc of America Securities LLC
Wachovia Securities, Inc.
Banc One Capital Markets, Inc.
CIBC World Markets Corp.
BNY Capital Markets, Inc.

c/o Wachovia Securities, Inc.
One Wachovia Center
301 South College Street
Charlotte, North Carolina  28288


Ladies and Gentlemen:

         Nucor Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated in this Purchase Agreement (this "Agreement" or the "Purchase Agreement"), to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers"), acting severally and not jointly, for which Banc of America Securities LLC and Wachovia Securities, Inc. are acting as representatives (the "Representatives"), the respective amounts set forth on Schedule I of an aggregate of $350,000,000 principal amount of the Company's 4.875% Notes due 2012 (the "Notes"). The Notes will be issued pursuant to an indenture dated as of January 12, 1999 (the "Indenture"), as it may be amended by any indenture supplemental thereto relating to the offering of the Notes, between the Company and The Bank of New York (or its successor), as Trustee (the "Trustee").

         Holders of the Notes will have the registration rights set forth in that certain Exchange and Registration Rights Agreement, to be entered into by the Company and the Purchasers at the Time of Delivery (as defined below in Section 4) (the "Exchange and Registration Rights Agreement"), pursuant to which the Company will offer to exchange a like principal amount of another series of debt securities of the Company with terms substantially identical to the Notes, except with respect to certain terms such as transfer restrictions (the "Exchange Notes"), for all outstanding Notes. This Agreement, the Exchange and Registration Rights Agreement, the

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Indenture, the Notes and the Exchange Notes are herein collectively referred to as the "Transaction Documents," and the transactions contemplated hereby and thereby are herein collectively referred to as the "Transactions."

         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Purchasers that:

                  (a) A preliminary offering memorandum, dated September 26, 2002 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated September 26, 2002 (the "Offering Memorandum"), have been prepared in connection with the offering of the Notes. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum herein shall be deemed to refer to and include the Company's most recent Annual Report on Form 10-K (including any amendments to that report, the "Annual Report") and all subsequent documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or prior to the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company, in each case prior to the completion of the distribution of the Notes; and all such documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports." The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform, as the case may be, in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Preliminary Offering Memorandum or the Offering Memorandum, as amended or supplemented, and the Exchange Act Reports, when read together with the other information in the Preliminary Offering Memorandum or Offering Memorandum, as the case may be, did not and will not, as of the respective dates of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and, with respect to the Exchange Act Reports and the Offering Memorandum, at the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein;

                  (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental

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         action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or which would not have a material adverse effect on any of (i) the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, or (ii) the Transactions (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any material change in the capital stock (other than issuances of capital stock pursuant to the Company's option or other incentive plans) or long-term debt in an amount in excess of $20 million (excluding $86 million in debt assumed in connection with the acquisition of substantially all the assets of Trico Steel Company, LLC) of the Company or any of its Significant Subsidiaries (as defined below in Section 1(d)) other than as set forth or contemplated in the Offering Memorandum or any material adverse change, or any development which the Company reasonably believes involves a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum;

                  (c) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or which would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect;

                  (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Transaction Documents and consummate the transactions contemplated thereby, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in such good standing would not, individually or in the aggregate, have a Material Adverse Effect; each subsidiary of the Company, as listed on Schedule II hereto (each, a "Significant Subsidiary"), has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, with power and authority (corporate, partnership and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in such good standing would not, individually or in the aggregate, have a Material Adverse Effect;

                  (e) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of

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         the issued shares of capital stock or other ownership interests of each of its Significant Subsidiaries have been duly and validly authorized (or created) and issued and, in the case of shares of capital stock, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, or adverse claims;

                  (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company;

                  (g) The Notes have been duly authorized and, at the Time of Delivery (as defined in Section 4 hereof), when duly authenticated by the Trustee in the manner provided for in the Indenture and delivered by or on behalf of the Company and paid for by the Purchasers pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indenture has been duly authorized and executed and at the Time of Delivery for the Notes will, and any indenture supplemental thereto relating to the offering of the Notes will have been duly authorized and executed and will, constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and at the Time of Delivery the Notes and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum and will be in substantially the form previously provided to you;

                  (h) The Exchange and Registration Rights Agreement has been duly authorized, and at the Time of Delivery will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Representatives on behalf of the Purchasers, the Exchange and Registration Rights Agreement will constitute a valid and binding agreement of the Company; and the Exchange and Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum and will be in substantially the form previously delivered to you;

                  (i) The Exchange Notes have been duly authorized and, when executed, duly authenticated by the Trustee, issued and delivered in accordance with the Indenture and the Exchange and Registration Rights Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

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                  (j) None of the transactions contemplated by this Agreement
         (including, without limitation, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

                  (k) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes;

                  (l) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes and the other Transaction Documents, and the consummation of the Transactions, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, or any law or statute, or any order known to the Company, or any rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, other than violations which would not individually or in the aggregate have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of any of the Transactions, except (i) for the filing of a registration statement by the Company with the Commission pursuant to the Securities Act of 1933, as amended (the "Act") and (ii) the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in connection with the Exchange and Registration Rights Agreement and such consents, approvals, authorizations, registrations or qualifications as have already been or will have been prior to the Time of Delivery obtained under the Act and the Trust Indenture Act or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Purchasers;

                  (m) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws (or, if other than a corporation, similar governing documents) or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or any law or statute, or any order known to the Company, or rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

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                  (n) Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which the Company reasonably believes would, individually or in the aggregate, have a Material Adverse Effect and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (o) When the Notes are issued and delivered pursuant to this Agreement, the Notes will be eligible for resale pursuant to Rule 144A under the Act and will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

                  (p) The Company is subject to Section 13 or 15(d) of the Exchange Act;

                  (q) The Company is not, and after giving effect to the offering and sale of the Notes will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (r) None of the Company, any affiliate of the Company or any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation) has offered or sold the Notes
         (i) by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or (ii), with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 of Regulation S under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation) has complied with and will implement the "offering restrictions" within the meaning of such Rule 902;

                  (s) Assuming the accuracy of the representations and agreements of each of the Purchasers contained in Section 3 hereof, no registration of the Notes under the Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Notes by the Purchasers in the manner contemplated by this Agreement;

                  (t) Within the preceding six months, except in connection with pollution control, industrial revenue, private activity or similar bonds or other securities issued by a governmental authority on behalf of the Company or any of its subsidiaries, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Notes, or any securities of the same or a similar class as the Notes, other than Notes offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 of Regulation S under the Act) of any Notes or any such substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Representatives), is made under

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         restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

                  (u) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries (including without limitation the financial statements contained or incorporated by reference into the Offering Memorandum), are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (v) The historical financial statements, together with related schedules and notes included or incorporated by reference in the Offering Memorandum, present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

                  (w) The industry, statistical and market-related data included in the Offering Memorandum, to the Company's knowledge, are true and accurate in all material respects and are based on or derived from sources that the Company believes to be reliable and accurate;

                  (x) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect;

                  (y) In the ordinary course of business, the Company and its subsidiaries conduct periodic reviews of the effect of Environmental Laws on their assets and operations, and, on the basis of such reviews, the Company has concluded that there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization (as defined below in Section 1(aa)), any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

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                  (z)  There is no claim, cause of action, investigation or
         notice by any person or entity alleging potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (A) the presence or release into the environment of any Hazardous Material (as defined below in this paragraph) at any location, whether or not owned by the Company or any of its subsidiaries, as the case may be, or (B) any violation or alleged violation of any Environmental Law, which, in either case, would, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended,
         (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance;

                  (aa) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, individually or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except in each case where such failure to be valid and in full force and effect or to be in compliance or the occurrence of any such event would not, individually or in the aggregate, have a Material Adverse Effect;

                  (bb) There are no existing or, to the knowledge of the Company, imminent labor disputes or disturbances with employees of the Company or any of its subsidiaries which are likely, individually or in the aggregate, to have a Material Adverse Effect;

                  (cc) The Company and each of its subsidiaries are insured by insurers of nationally recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to

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         obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect; and

              (dd) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all such returns were true, correct and complete in all material respects, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges required to be paid by the Company or any of its subsidiaries have been paid, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided.

         2. Purchase and Sale of the Notes. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.295% of the principal amount of the Notes, plus accrued interest, if any, from October 1, 2002 to the Time of Delivery hereunder, the principal amount of Notes set forth opposite the name of such Purchaser in Schedule I hereto.

         3. Representations, Warranties and Covenants of the Purchasers. Upon the authorization by you of the release of the Notes, the several Purchasers propose to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser hereby, severally and not jointly, represents and warrants to, and agrees with the Company that:

              (a) It will solicit offers only from, and offer and sell the Notes only (i) to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, (ii) to institutions which it reasonably believes are "accredited investors" ("Institutional Accredited Investors") within the meaning of Rule 501 under the Act or, (iii) upon the terms and conditions set forth in Annex I to this Agreement, in each case in accordance with the provisions set forth herein and in the Offering Memorandum;

              (b) It is a QIB and an Institutional Accredited Investor; and

              (c) It will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

         4. Form and Delivery of the Notes; Closing. The Notes to be purchased by each Purchaser hereunder will be represented by one or more definitive global notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Notes to the Representatives for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer, payable to the order of the Company in immediately available funds, by causing DTC to credit the Notes to the account of the Representatives at DTC. The Company will cause the certificates representing the Notes to be made available to the Representatives for checking at least twenty-four hours prior to the Time

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of Delivery (as defined below) at the office of DTC or its designated custodian
(the "Designated Office"). The time and date of such delivery and payment shall be 10:00 a.m., Eastern time, on October 1, 2002 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery". Notes initially sold to Institutional Accredited Investors who are not QIBs will be issued in certificated form without interest coupons, registered in the name of the holder.

                  (a) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Notes and any additional documents requested by the Purchasers pursuant to Section 7(h) hereof, will be delivered at the Time of Delivery at the offices of Moore & Van Allen PLLC, 100 North Tryon Street, Suite 4700, Charlotte, North Carolina 28202-4003 (the "Closing Location"), and the Notes will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location on the Business Day (as defined below) immediately preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Charlotte, North Carolina or New York, New York are generally authorized or obligated by law or executive order to close.

         5. Covenants of the Company. The Company covenants and agrees with each of the Purchasers:

                  (a) To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof not later than the second business day following the date of this Agreement;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) To furnish without charge the Purchasers with copies of the Offering Memorandum and each amendment or supplement thereto, in such quantities as you may from time to time reasonably request, and if, at any time prior to the completion of the initial placement of the Notes, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

                  (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, neither it, nor any of its subsidiaries, or other affiliates over which it exercises management or voting control, nor any person acting on its behalf will, without the prior written consent of the Representatives, directly or indirectly offer, sell, contract to sell or otherwise dispose of any securities of the same class as the Notes or any of its securities that are convertible into or exchangeable for securities of the same class as the Notes, other than the Exchange Notes;

                  (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

                  (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Notes, to furnish at its expense, upon request, to holders of Notes and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

                  (g) To use its best efforts to cause the Notes to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

                  (h) To make generally available to the record holders of the Notes within ninety days after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, within forty-five days after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available to such holders consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail;

                  (i) During a period of three years from the date of the Offering Memorandum, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Notes or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission) to the extent such information does not constitute non-public information;

                (j) During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

                (k) To comply with all of its agreements and obligations set forth in the Exchange and Registration Rights Agreement;

                (l) To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds;"

                (m) That it will not, and will cause its affiliates not to, make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Purchasers, (ii) the initial resale of the Notes by the Purchasers to subsequent purchasers or (iii) the initial resale of the Notes by such subsequent purchasers to others) the exemption from the registration requirements of the Act.

                (n) Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

         The Representatives, on behalf of the several Purchasers, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         6. Payment of Fees and Expenses. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Notes and all other expenses in connection with the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Exchange and Registration Rights Agreement, the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (vii) any cost incurred in connection with the designation of the Notes for trading in PORTAL, if so designated; (viii) any filing fees incident to the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Notes or the Exchange Notes; (ix) all fees and expenses (including counsel) of the Company in connection with approval of the Notes and the Exchange Notes by DTC for "book-entry" transfer, (x) all out-of-pocket expenses that shall have been reasonably incurred by the Purchasers in connection with the proposed purchase and the offering and sale of the Notes, excluding fees and disbursements of counsel, but including without limitation reasonable printing expenses, travel expenses, postage and telephone charges, and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 6, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

         7. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) Robinson, Bradshaw & Hinson, P.A., counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated as of the date of the Time of Delivery, with respect to the matters covered in paragraphs (i) and (xv) of subsection (b) below, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (b) Moore & Van Allen PLLC, counsel for the Company, shall have furnished to you their written opinion, dated as of the date of the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                      (i) Each of the Company and its Significant Subsidiaries is validly existing as a corporation or partnership (as the case may be) in good standing under the laws of the state of its incorporation or organization, with power and authority (corporate or partnership and other) to own its properties and conduct its business as described in the Offering Memorandum;

                      (ii) The Company has an authorized capitalization as set
                  forth in the Offering Memorandum under the caption "Capitalization"; and to such counsel's knowledge, all of the issued shares of capital stock of the Company and any of its Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or partnership interests of each Significant Subsidiary are, to such counsel's knowledge, beneficially owned by the Company subject to no security interest, other encumbrance or adverse claim;

                           (iii) To such counsel's knowledge, based on a representation of the Company, and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which (within the reasonable expectation of the Company and Moore & Van Allen PLLC) would, individually or in the aggregate, have a Material Adverse Effect; and, to such counsel's knowledge, no such proceedings are threatened by governmental authorities or others;

                           (iv) This Agreement has been duly authorized, executed and delivered by the Company;

                           (v) The Notes have been duly authorized and, at the Time of Delivery, when duly authenticated by the Trustee in the manner provided for in the Indenture and delivered by or on behalf of the Company and paid for by the Purchasers pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and at the Time of Delivery, the Notes and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum;

                           (vi) Each of the Indenture and any indenture supplemental thereto relating to the offering of the Notes has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (vii) The Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and subject to the qualifications and limitations set forth in such opinion, the obligation to pay Special Interest in the event of a Registration Default (as such terms are defined in the Exchange and Registration Rights Agreement) is a valid and binding obligation of the Company;

                           (viii) The Exchange Notes have been duly authorized
                  and, when duly executed, authenticated by the Trustee, issued and delivered in accordance with the Indenture and the Exchange and Registration Rights Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture;

                           (ix) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes and the other Transaction Documents and the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and in each case that is set forth on
                  Schedule III hereto, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any existing United States of America federal or State of New York statute, regulation, rule or law to which the Company or any of its subsidiaries or any of their properties is subject or the General Corporation Law of the State of Delaware, except in each case for such conflicts, breaches, violations or defaults which would not individually or in the aggregate have a Material Adverse Effect;

                           (x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the issue and sale of the Notes or the consummation by the Company of any of the Transactions, except for the filing of a registration statement by the Company with the Commission pursuant to the Act and the qualification of the Indenture under the Trust Indenture Act in connection with the Exchange and Registration Rights Agreement and such consents, approvals, authorizations, registrations or qualifications as have already been obtained under the Act or the Trust Indenture Act or as may be required under state securities or Blue Sky laws in connection with the initial purchase and distribution of the Notes by the Purchasers, as to which they express no opinion;

                           (xi) The statements set forth in the Offering Memorandum under the captions "Description of Notes" and "Material United States Federal Income Tax Considerations," insofar as they constitute matters of law or summaries of legal matters, fairly summarize in all material respects such matters of law or legal matters;

                           (xii) The Exchange Act Reports (other than the financial statements and related notes and schedules thereto and the other financial and statistical date included in or derived or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                           (xiii) Assuming the accuracy of, and compliance with,
                  each Purchaser's representations, warranties and agreements and the representations, warranties and agreements of the Company in this Agreement as to matters relating to the absence of any general solicitation or the use of any general advertising materials in connection with the offering of the Notes, the nature of the offerees of the Notes and the accuracy of the representations, warranties and agreements made in accordance with the Offering Memorandum by purchasers to whom you initially resell the Notes, no registration of the Notes under the Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Notes by the Purchasers in the manner contemplated by this Agreement;

                           (xiv) The Company is not an "investment company," as
                  such term is defined in the Investment Company Act; and

                           (xv) Such counsel shall further state that, while they have not independently verified the accuracy or completeness of the statements made or the information contained in the Offering Memorandum, and, while they are not passing upon and do not assume any responsibility for such statements or information, in the course of the preparation of the Offering Memorandum, they have participated in discussions with representatives of the Company and its independent accountants and your representatives, in which the business affairs of the Company and the contents of the Offering Memorandum were discussed, and that based upon the information gained in connection with the preparation of the Offering Memorandum and their participation in discussion referred to above, no facts have come to such counsel's attention that lead it to believe that (i) any of the Exchange Act Reports (other than the financial statements and notes and schedules thereto and the other financial and statistical data included in or derived or omitted therefrom, as to which such counsel need make no statement), when read together with the other information in the Offering Memorandum, as of the date of the Offering Memorandum and at the Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) the Offering Memorandum (other than the financial statements and related notes and schedules thereto and the other financial and statistical data included or incorporated by reference in or derived or omitted therefrom or the Statement of Eligibility of the Trustee on Form T-1, as to which such counsel need make no statement) contained as of its date or contains at the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (c) On the date of the Offering Memorandum prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers in an offering of securities similar to the Notes, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum;

                  (d) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Offering Memorandum there shall not have been any change in the capital stock or material increase in the long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in this Agreement and in the Offering Memorandum;

                  (e) On or after the date hereof no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act;

                  (f) On or after the date hereof there shall not have occurred any of the following: (i) a material suspension or limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or North Carolina or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) a material adverse change in the financial markets in the United States or in international financial markets; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (vi) the occurrence of any other calamity or crisis or any change in national or international financial, political or economic conditions, if the effect of any such event specified in clause (iv), (v) or (vi) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Offering Memorandum, as amended or supplemented;

                  (g) If requested by the Representatives, the Notes have been designated for trading on PORTAL;

                  (h) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (d) and (e) of this Section and as to such other matters as you may reasonably request;

                  (i) The Company shall have executed and delivered the Exchange and Registration Rights Agreement;

                  If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, or upon the occurrence of any of the events in Section 7(d), (e) or (f), this Agreement may be terminated by the Purchasers by notice to the Company, which termination shall be without liability on the part of any party to any other party, except that Sections 6, 8 and 11 shall at all times be effective and shall survive such termination.

         8.       Indemnification.

                  (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Purchaser for any reasonable legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein, and that the foregoing indemnity with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Purchaser (or to the benefit of any person controlling such Purchaser) from whom the person asserting any such losses, claims, damages or liabilities purchased Notes if such untrue statement or omission or alleged untrue statement or omission made in such Preliminary Offering Memorandum is eliminated or remedied in the Offering Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and if a copy of the Offering Memorandum (as so amended or supplemented, but excluding the documents incorporated by reference therein), shall not have been furnished to such person at or prior to the sale of such Notes to such person.

                  (b) Each Purchaser will severally, and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; and will reimburse the Company for any reasonable legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if the indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to the indemnified party which may be different from or additional to those available to the indemnifying party and that the existence of such different or additional defenses creates, in the reasonable judgment of such indemnified party, a conflict in connection with the joint representation of the indemnified party and the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that the indemnifying party shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties unless any indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to it which may be different from or additional to those available to another indemnified party and that the existence of such different or additional defense creates, in its reasonable judgment, a conflict in connection with the joint representation of the indemnified parties, in which case the indemnifying party shall be obligated to pay the reasonable fees and expenses of a separate single law firm (and any reasonably necessary local counsel) employed by each such indemnified party to which such conflict relates. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total offering price at which the Notes underwritten and resold by it exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Purchaser shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Memorandum which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

                (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Notes which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Notes which such Purchaser agreed to purchase hereunder) of the Notes of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

                (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Notes of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         10. Notwithstanding anything to the contrary contained herein, the respective indemnities, agreements, representations, warranties, covenants and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Notes, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by either of you as the Representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Banc of America Securities LLC, 100 North Tryon Street, 8th Floor, Charlotte, North Carolina 28255, Attention: Transaction Management, Facsimile: (704) 388-9939 or Wachovia Securities, Inc., One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, Attention: Laurie Watts, Facsimile: (704) 383-0353; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum,
Attention: Chief Financial Officer; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth on
Schedule I hereto. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Purchasers imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon such execution hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                 [Remainder of page intentionally left blank.]

                                               Very truly yours,

                                               Nucor Corporation

                                               By:   ___________________________
                                                     Name:
                                                     Title:
Accepted as of the date hereof:
Banc of America Securities LLC
Wachovia Securities, Inc.
As Representatives on behalf of each of the Purchasers


Banc of America Securities LLC

By:   ___________________________________
      Name:
      Title:


Wachovia Securities, Inc.

By:   ___________________________________
      Name:
      Title:

                                   Schedule I

                                                                             Principal
                                                                             Amount of
                                                                            Notes to be
                               Purchaser                                     Purchased
                               ---------                                     ---------
Banc of America Securities LLC ..........................................  $ 143,500,000
100 North Tryon Street, 8th Floor
Charlotte, North Carolina 28255

Wachovia Securities, Inc ................................................    143,500,000
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288

Banc One Capital Markets, Inc. ..........................................     28,000,000
Corporate Securities Structuring
1 Banc One Plaza
Chicago, IL 60670

CIBC World Markets Corp. ................................................     21,000,000
8th Floor, 200 Liberty Street
New York, NY 10281

BNY Capital Markets, Inc. ...............................................     14,000,000
Debt Capital Markets
One Wall Street, 18th Floor
New York, NY 10286

                                                                           -------------
                  Total                                                    $ 350,000,000
                                                                           =============

                                   Schedule II

                            Significant Subsidiaries

                Nucor Yamato Steel Company (Limited Partnership)

                                  Schedule III

1.   $175 Million Aggregate Principal Amount of 6% Notes Due 2009.

2. Nucor Corporation Industrial Revenue (and similar) Bonds as set forth in the Offering Memorandum and reflected in the financial statements included in the Offering Memorandum.

3. The definitive agreement for the acquisition by Nucor Corporation of substantially all the assets of Birmingham Steel Corporation for $615 million in cash.

                                     ANNEX I

         Each Purchaser hereby, severally and not jointly, represents and warrants to, and agrees with, the Company, pursuant to Section 3(a)(iii) of the Purchase Agreement to which this Annex I is attached, as follows:

         (1) The Notes have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (other than a distributor) except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Notes, and will offer and sell the Notes (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Time of Delivery, in accordance with Rule 903 of Regulation S or Rule 144A under the Act or pursuant to Paragraph 2 of this Annex I. Accordingly, each Purchaser agrees that neither it, its affiliates (as defined in Regulation D under the Act) nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of a sale of Notes (other than a sale pursuant to Paragraph 2 of this Annex I), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during such 40-day restricted period a confirmation or notice to substantially the following effect:

             "The securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes were first offered to persons other than "distributors" (as defined in Regulation S) in reliance upon Regulation S and the closing date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings given to them in Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

         Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with its affiliates or with the prior written consent of the Company.

         (2) Notwithstanding the foregoing, Notes in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3(a)(i) and (ii) of this Agreement without delivery of the written statement required by Paragraph (1) above.

         (3) Each Purchaser further represents, warrants and agrees that (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell

                                   Annex I-1
any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

         (4) Each Purchaser agrees that it will not acquire, offer, sell or deliver any of the Notes or have in its possession or distribute the Offering Memorandum or any other offering or publicity material relating to the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws and regulations thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Notes in such jurisdictions. Each Purchaser understands that no action has been or will be taken by the Company to permit a public offering, or possession or distribution of the Offering Memorandum or any other offering or publicity material relating to the Notes, in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Notes, except in any such case with the express written consent of the Representatives and then only at its own risk and expense.

                                   Annex I-2